Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of February 1, 2010. by and between American Energy Fields, (the “Company”) located at  3266 W. Galveston Dr., Suite 107, Apache Junction, Arizona 85220 and David P. Lieberman, located at 532 Pima Canyon Court, Las Vegas, Nevada, 89144, (the “Consultant”).

STATEMENT OF WORK

Consultant will be retained in the capacity as “Acting Chief Financial Officer” and will be responsible for overseeing the accounting functions of the company, which includes the quarterly and annual filings with the SEC.

AGREEMENT

In consideration of the foregoing and the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree to the following:

1.
Engagement – Company hereby engages Consultant and Consultant agrees  to render, as an independent contractor, the consulting services described above and other services as may be agreed to in writing by the Company and Consultant from time to time.

2.
Term – The agreement will be effective February 1, 2010 and continue monthly until either party wishes to cancel said Agreement.  Either party can cancel the Agreement by giving thirty days written notice to the other party.

3.
Compensation – In consideration of the services to be performed by Consultant, The Company agrees to pay Consultant Five Thousand ($5,000.00) Dollars per month.  Payment will be made by the 25th of each month.  Out of pocket expenses incurred by Consultant that are for the benefit of the Company and approved by the President of the Company shall be reimbursed by the Company to the Consultant.

4.
Confidential Information and Assignments – In the event Company discloses information to Consultant that Company considers to be secret or proprietary and so notifies Consultant, Consultant agrees to hold the Proprietary Information in confidence and to treat the Proprietary Information with at least the same degree of care and safeguards that Consultant takes with his own proprietary information.  Propriety information shall be used by Consultant only in connection with services under this Agreement.

5.
Representations and Warranties – Consultant represent and warrants (a) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant’s undertaking this relationship with the Company; (b) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule of regulation of any proprietary or other right of any third party; (c) that Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (d) that Consultant has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

6.	Indemnification – Company and Consultant hereby indemnifies and agrees to defend and hold harmless the other from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting there from, including court costs and reasonable attorney’s fees, arising out of or relating to the services performed under this Agreement or the representations and warranties made in connection herewith. The obligations hereunder shall survive the termination, for any reason, of this Agreement.
7.	Entire Agreement – This Agreement contains the entire understanding and agreement between the parties hereto with respect to it subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.
8.	Amendment – This Agreement may be amended only by a writing signed by Consultant and by a duly authorized representative of the Company.
9.	Assignment – This Agreement may not be assigned by Consultant without the Company’s prior written consent.
10.	Compliance with Law – In connection with his services rendered hereunder, Consultant agrees to abide by all federal, state and local laws, ordinances and regulations.
11.	Independent Contractor – The relationship between the Company and Consultant is that of independent contractor under a “Work For Hire” assignment. Consultant will not be eligible for any employee benefits.
12.	Governing Law – This Agreement shall be construed in accordance with and all actions arising hereunder shall be governed by the laws of the State of Nevada.

COMPANY:                                                      CONSULTANT

AMERICAN ENERGY FIELDS                      DAVID P. LIEBERMAN

BY:/s/Joshua Bleak                                        BY:/s/David P. Lieberman

NAME: Joshua Bleak

TITLE: President